UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53952	27-2345075
(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Wayzata Boulevard, Suite 310, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(952) 426-1241

(Registrant’s telephone number, including area code)

______________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 31, 2012, Black Ridge Oil & Gas, Inc. (the “Company”) appointed Mr. Joseph Lahti as a director of the Company to fill a newly-created directorship seat, which the Board of Directors was authorized to do under the Company’s Certificate of Incorporation and Bylaws. Mr. Lahti will stand for re-election at the Company’s next annual meeting. The appointment of Mr. Lahti as a director is effective immediately. In addition to serving as directors, Mr. Lahti will serve on the Audit Committee and Compensation Committee. Mr. Lahti will be entitled to the same compensation and other benefits afforded to non-employee directors of the Company, including an initial option grant of 100,000 shares of the Company’s common stock that vests over three years. Except for the foregoing, Mr. Lahti is not a party to any other arrangement or understanding pursuant to which either was named as a director.

Joseph Lahti is a Minneapolis native and leader in numerous Minnesota business and community organizations. As principal of JL Holdings since 1989, Mr. Lahti has provided funding and management leadership to several early-stage or distressed companies. Mr. Lahti currently serves Chairman of the Board of PokerTek, Inc., a publicly traded company, and as an independent board member of AFAM/Innealta. Within the past five years Mr. Lahti served on the board of directors of Zomax Inc. and Voyager Oil & Gas, Inc., and more than five years ago Mr. Lahti served as the chairman of the board of directors of Shuffle Master, Inc. Through his public company board experience, he has participated on, and chaired, both audit and compensation committees.

Mr. Lahti graduated from Harvard University in 1982 with a bachelor’s degree in economics, After graduating, Mr. Lahti completed a 12-month commercial lending training program at First Bank Minneapolis before working with Syncronamics, Inc., where he specialized in scheduling and staffing-level consulting at Hughes Aircraft and Pac Tel. He joined CIGNA Financial Services as a financial counselor in 1985 and left to become president of McQuillan Lahti and Associates in 1989. At both firms he advised business owners in the areas of tax, investment, insurance and succession planning strategies and related product selection. From 1993 to 2002, Mr. Lahti held the positions of chief operating officer, president, chief executive officer and chairman at Shuffle Master, Inc., a company that provides innovative products to the gaming industry.

Mr. Lahti is 51 years old.

A press releases related to Mr. Lahti’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release issued on September 4, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.
(Registrant)

Date: September 4, 2012
/s/ Ken DeCubellis, Chief Executive Officer
Ken DeCubellis, Chief Executive Officer

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